UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) April 17, 2018

GENERAL MOTORS COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE	001-34960	27-0756180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
300 Renaissance Center, Detroit, Michigan		48265-3000
(Address of principal executive offices)		(Zip Code)
(313) 667-1500
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On April 19, 2018, General Motors Company (“GM”) filed a Current Report on Form 8-K (the “Initial 8-K”), which announced the appointment of Devin N. Wenig to GM’s Board of Directors (the “Board”) effective April 17, 2018. At the time of the Initial Filing the Board had not determined committee assignments for Mr. Wenig.
In accordance with instruction no. 2 of the Instructions to Item 5.02 of Form 8-K, the Company is filing this amendment to the Initial 8-K to disclose that on June 11, 2018, the Board designated Mr. Wenig as a member of the Risk Committee, effective on that date.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY
(Registrant)

/s/ Rick E. Hansen
By:	Rick E. Hansen
Assistant General Counsel and Corporate Secretary
Date: June 12, 2018